EXHIBIT 10.22

                     NONEMPLOYEE DIRECTOR RETIREMENT PLAN

ARTICLE 1.  ESTABLISHMENT AND PURPOSE
     1.1 ESTABLISHMENT. State Street Boston Corporation (the "Company") hereby establishes a nonemployee director retirement plan, as described herein, which shall be known as the "State Street Boston Corporation Nonemployee Director Retirement Plan" (the "Plan"), effective as of January 1, 1995 (the "Effective Date").

     1.2 PURPOSE. The primary purpose of the Plan is to assist the Company in attracting and retaining individuals of superior talent, ability, and achievement to serve on its Board of Directors by providing retirement benefits for certain Directors who retire after the Effective Date of the Plan.

ARTICLE 2.  DEFINITIONS
     2.1 "ANNUAL RETAINER" means the amount paid by the Company to each Nonemployee Director as annual compensation for Service, which amount is exclusive of any Board or Committee meeting fees, or remuneration under other plans, agreements, or policies.

     2.2  "BOARD"   means  the  Board  of  Directors  of  State  Street   Boston
Corporation.

     2.3 "COMMITTEE" means the Executive Compensation Committee of the Board, or any other successor committee appointed by the Board to administer the Plan.

     2.4 "COMPANY" means State Street Boston Corporation, a Massachusetts corporation, its subsidiaries, including State Street Bank & Trust Company, a Massachusetts trust company, and any successor organizations.

     2.5 "DIRECTOR" means an individual who is a member of the Board on or after the Effective Date of the Plan.

     2.6 "DISABILITY" means any physical or mental condition of a permanent nature which, in the sole judgment of the Committee, based upon the advice of a competent medical professional selected by the Committee, prevents a Director from performing his or her duties as a member of the Board.

     2.7 "EFFECTIVE DATE" means January 1, 1995.

     2.8 "ELIGIBLE NONEMPLOYEE DIRECTOR" means a Nonemployee Director who meets the eligibility requirements for receiving retirement benefits under this Plan, as set forth in Article 4 herein.

     2.9 "NONEMPLOYEE DIRECTOR" means a Director who is not employed by the Company, any subsidiary of the Company, or any successor organization.

     2.10 "PLAN" means the State Street Boston Corporation Nonemployee Director Retirement Plan, as set forth herein.

     2.11 "RETIREMENT BENEFITS" means payments made to Eligible Nonemployee Directors as specified in Article 5 herein.

     2.12 "SERVICE" means a Director's service as a Nonemployee Director.

     2.13 "YEAR OF SERVICE" means the 12-month period commencing with the first day of the calendar month in which each annual meeting of the stockholders of the Company takes place during which a Director served on the Board.

ARTICLE 3.  ADMINISTRATION
     3.1 THE COMMITTEE. The Plan shall be administered by the Committee or such successor committee appointed by the Board.

     3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Company's Articles of Organization or Bylaws, and subject to the provisions herein, the Committee shall have the authority to interpret the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and, subject to Article 6, herein, amend the terms and conditions of the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate any of its authority granted under the Plan to such other person or entity as it deems appropriate.

     3.3 DECISIONS BINDING. Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation, and application of the terms and provisions of the Plan and the rules and regulations promulgated thereunder shall be final and conclusive, and binding upon all persons and entities having any interest in the Plan.

ARTICLE 4.  ELIGIBILITY AND PARTICIPATION
     Any Nonemployee Director who has completed at least five (5) full Years of Service (whether or not continuous) as of the date of termination of Service shall be an Eligible Nonemployee Director who is entitled to vested benefits under the Plan, which shall be payable as set forth when such Eligible Nonemployee Director retires, resigns, dies or otherwise terminates Service on the Board on or after the Effective Date of the Plan.

ARTICLE 5.  RETIREMENT BENEFITS
     5.1 AMOUNT OF RETIREMENT BENEFITS. Each Eligible Nonemployee Director shall receive monthly payments, in an amount equal to one-twelfth ( 1/12) of the Annual Retainer in effect as of the effective date of his or her retirement, resignation, or other termination of Service, such payments hereinafter referred to cumulatively as the "Retirement Benefits." The number of such payments shall equal the lesser of (i) one hundred twenty (120); or (ii) the number of full months of Service on the Board as a Nonemployee Director.

     5.2 PAYMENT OF RETIREMENT BENEFITS. Payment of Retirement Benefits to an Eligible Nonemployee Director under this Plan shall be made in cash, and shall commence one (1) month following the Director's termination of Service for any reason. For this purpose, the termination of a Director's Service by reason of Disability, shall be deemed to occur on the date that the Committee designates as the date on which the definition of Disability under this Plan has been satisfied.

     5.3  PAYMENT  IN  THE  EVENT  OF  DEATH.  In the  event  that  an  Eligible
Nonemployee Director dies while in Service or after retirement or other termination of Service but prior to the receipt of all Retirement Benefits set forth under this Plan to which he or she is entitled, the Company, shall pay the present value of the remaining unpaid Retirement Benefits owing to such Director. Such payment shall be made in cash, in one lump sum, within sixty (60) calendar days following the date of death. The interest rate to be used to determine the present value of the unpaid Retirement Benefits shall be the six-month U.S. Treasury Bill rate in effect on the date of death. Unless specified otherwise pursuant to Article 8 herein, such payment shall be made to the estate of such Director.

     5.4 NONCOMPETITION. Notwithstanding any other provisions hereof, neither a Nonemployee Director nor spouse nor any other beneficiary of the Nonemployee
Director shall receive any further benefits hereunder if the Nonemployee Director, without prior written consent of the Committee engages, either directly or indirectly, in any of the activities described in (i) (ii) and (iii) below within two years after termination of Service on the Board.

        (i)employment or retention of any person whom the Company has, during the two-year period prior to such termination of Service on the Board, employed or retained. For purposes of the foregoing sentence, a person retained by the Company means anyone who has rendered substantial consulting services to the Company and has thereby acquired material confidential information concerning any aspect of the Company's operations;

        (ii) sale, offer to sell, or negotiation with respect to orders or contracts for any product or service similar to, or competitive with a product or service, or any equipment or system containing any such product or service sold or offered by the Company, other than for the Company's account, during the two-year period after such termination of Service on the Board, to or with anyone with whom the Company has so dealt, or anywhere in any state of the United States or in any other country, territory or possession in which the Company has, during said period, sold, offered, or negotiated with respect to orders or contracts for any such product, service, equipment or system; or

        (iii) ownership of any direct or indirect interest in (other than a less-than-1% stock interest in a corporation), or affiliation with, or rendition of any services for, any person or business entity which engages, during the two-year period after the Nonemployee Director's termination of Service on the Board, either directly or indirectly, in any of the activities described in subparagraph (i) or (ii) above.

ARTICLE 6.  AMENDMENT AND TERMINATION
     6.1 AMENDMENT. The Committee may, by a majority vote at the Committee, amend the Plan from time to time as may be necessary for administrative purposes and legal compliance, provided, however, that no such amendment shall adversely affect the rights of any Eligible Nonemployee Director under the Plan without such Director's prior consent.

     6.2 TERMINATION. The Board may, at any time and in its sole discretion, terminate or suspend the Plan in whole or in part. However, no such termination or suspension shall, without the prior consent of the interested persons or entities, reduce or adversely affect any benefits of any Eligible Nonemployee Director which may have vested prior to such action, the benefits of any Eligible Nonemployee Director who has previously retired, the benefits of any Beneficiary of an Eligible Nonemployee Director who has previously retired, the benefits of any Beneficiary of an Eligible Nonemployee Director who has previously died, or Plan liabilities already accrued under the terms herein.

ARTICLE 7.  RIGHTS OF ELIGIBLE NONEMPLOYEE DIRECTORS
     7.1 NOMINATION FOR ELECTION. Neither the establishment of the plan nor any action taken hereunder shall obligate the Company to nominate any Director for reelection to the Board. Likewise, neither the establishment of the Plan nor any action taken hereunder shall obligate any Director to agree to be nominated for reelection or continued Service on the Board.

     7.2 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor or assign of the Company, and the Company shall require all of its successors and assigns expressly to assume its obligations hereunder, whether the existence of such successor or assign is the result of a direct or indirect purchase of all or substantially all of the assets of the Company, a merger, consolidation, or otherwise.

     7.3 OTHER PLANS. The Plan shall not, in any way, affect the rights of any Director under any deferred compensation plan or other agreement between such Director and the Company.

ARTICLE 8.  BENEFICIARY DESIGNATION
     8.1 DESIGNATION OF BENEFICIARY. Each Eligible Nonemployee Director participating in the Plan shall be entitled to designate a beneficiary or beneficiaries who, upon such Director's death, will receive the amounts that otherwise would have been paid to such Director under the Plan, calculated as provided in Section 5.3 herein. All designations shall be signed by such Director, and shall be in the form as prescribed by the Committee. Except as provided otherwise by the Committee, the Director may change his or her designation of beneficiary at any time, on such form as prescribed by the Committee. The filing of a new beneficiary designation form by a Director shall automatically revoke all prior designations by that Director.

     8.2 DEATH OF BENEFICIARIES. In the event that all the beneficiaries named by a Director, pursuant to Section 8.1 herein, predecease the Director, the amounts that otherwise would have been paid to the Director shall be paid to the Director's estate.

     8.3 INEFFECTIVE DESIGNATION. In the event the participating Eligible Nonemployee Director does not designate a beneficiary, or for any reason such designation is ineffective in whole or in part, the amounts that otherwise would have been paid to the Director shall be paid to the Director's estate.

ARTICLE 9.  MISCELLANEOUS
     9.1 UNFUNDED PLAN. The Plan shall be a noncontributory, nonqualified, and unfunded plan. Such status shall not be adversely affected by the establishment of any trust pursuant to Section 9.3 below. Retirement Benefits under the Plan, and any other payments made pursuant to the Plan, shall represent unsecured, general obligations of the Company, and shall be paid by the Company from its general operating assets. No special fund or trust shall be required to be created by the Company to fund the obligations under the Plan, nor shall any notes or securities be issued with respect to any Retirement Benefits under the Plan.

     9.2 UNSECURED GENERAL CREDITOR. Each Eligible Nonemployee Director and his or her beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest, or claims in any property or assets of the Company, nor shall any such persons have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company. Except as provided in Section 9.3, such policies, annuity contracts, or other assets of the Company shall not be held under any trust for the benefit of an Eligible Nonemployee Director, his or her beneficiaries, heirs, successors or assigns, or held, in any way, as collateral security for the fulfilling of any obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and shall remain for purposes of this Plan, the general, unpledged, unrestricted assets of the Company. The Company's obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future.

     9.3 TRUST FUND. At its discretion, the Company may establish one or more grantor trusts, with such trustees as the Committee may approve for the purpose of providing for the payment of benefits under this Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors. To the extent any benefits provided under this Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

     9.4 NONASSIGNABILITY. Neither an Eligible Nonemployee Director nor any, other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by an Eligible Nonemployee Director or any other person, nor shall such amounts or rights to such amounts be transferable by operation of law in the event of an Eligible Nonemployee Director's or any other person's bankruptcy or insolvency.

     9.5 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     9.6 GOVERNING LAW. The Plan shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

     9.7 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns, and the Company shall require all its successors and assigns to expressly assume its obligations hereunder. The Term "successors," as used herein, shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company.